                                                                     EXHIBIT 4.7












                             DEBT WARRANT AGREEMENT

                     DATED AS OF __________________________

                                       FOR

                      WARRANTS TO PURCHASE DEBT SECURITIES

                                     BETWEEN

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                       AND

                          (NAME OF DEBT WARRANT AGENT),
                              AS DEBT WARRANT AGENT

                     [ALTERNATIVES REPRESENTED BY BRACKETED
                  OR BLANK SECTIONS HEREIN SHALL BE DETERMINED
                  IN CONFORMITY WITH THE APPLICABLE PROSPECTUS
                           SUPPLEMENT OR SUPPLEMENTS]

                             DEBT WARRANT AGREEMENT

         THIS DEBT WARRANT AGREEMENT, dated as of _______________, between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Company"), and _______________________, a _______________ organized and existing under the laws of ________________________, warrant agent (the "Debt Warrant Agent").

         WHEREAS, the Company has entered into an Indenture dated as of ________________, _____________ (the "Indenture") with _____________________, trustee (the "Trustee"), providing for the issuance by the Company from time to time, in one or more series, of debt securities evidencing its unsecured, [subordinated] indebtedness (such debt securities being referred to as the "Debt Securities"); and

         WHEREAS, the Company proposes to issue warrants (the "Debt Warrants") representing the right to purchase Debt Securities of one or more series (the "Underlying Debt Securities"); and

         WHEREAS, the Company has duly authorized the execution and delivery of this Debt Warrant Agreement to provide for the issuance of Debt Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.

              ISSUANCE OF DEBT WARRANTS AND EXECUTION AND DELIVERY
                          OF DEBT WARRANT CERTIFICATES

         1.1 ISSUANCE OF DEBT WARRANTS. Debt Warrants may be issued from time to time together with or separately from any Underlying Debt Securities (the "Offered Debt Securities"). Prior to the issuance of any Debt Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution")[The following matters, to the extent applicable, shall be determined:

                  (a)      the title and aggregate number of such Debt Warrants;

                  (b) whether such Debt Warrants are to be issued with any Offered Debt Securities and, if so, the title, aggregate principal amount and terms of any such Offered Debt Securities; the number of Debt Warrants to be issued with each $1,000 principal amount of such Offered Debt Securities (or such other principal amount of such Offered Debt Securities as is provided for in the Board Resolution); and the date, if any, on and after which such Debt Warrants and such Offered Debt Securities will be separately transferable (the "Detachable Date");

                  (c) the title, aggregate principal amount, ranking and terms [(including the subordination and conversion provisions] of the Underlying Debt Securities that may be purchased upon exercise of such Debt Warrants;

                  (d) the time or times at which, or period or periods during which, such Debt Warrants may be exercised and the final date on which such Debt Warrants may be exercised (the "Expiration Date");

                  (e) the principal amount of Underlying Debt Securities that may be purchased upon exercise of each Debt Warrant and the price, or the manner of determining the price (the "Debt Warrant Price"), at which such principal amount may be purchased upon such exercise;

                  (f) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants, the principal of or any premium or interest on the Debt Securities purchasable upon the exercise of such Debt Warrants and the exercise price of such Debt Warrants, will be payable.

                  (g) the terms of any right to redeem such Debt Warrants; and

                  (h) any other terms of such Debt Warrants not inconsistent with the provisions of this Agreement. ]

         1.2      FORM OF EXECUTION OF DEBT WARRANT CERTIFICATES.

                  (a) The Debt Warrants shall be evidenced by warrant certificates (the "Debt Warrant Certificates"), which may be in registered or bearer form and otherwise shall be substantially in the form set forth in Exhibit A hereto, appropriately completed, or in such other form or forms as shall be established by or pursuant to a Board Resolution. Each Debt Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Debt Warrant Agent and may have such letters, numbers or other identifying marks and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any securities exchange on which the Debt Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval). Each Debt Warrant Certificate shall evidence one or more Debt Warrants.

                  (b) The Debt Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, its President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Debt Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Warrant Certificates.

                  (c) No Debt Warrant Certificate shall be valid for any purpose, and no Debt Warrant evidenced thereby shall be deemed issued or exercisable, until such Debt Warrant Certificate has been countersigned by the manual or facsimile signature of the Debt Warrant Agent. Such signature by the Debt Warrant Agent upon any Debt Warrant Certificate executed by the Company shall be conclusive evidence that the Debt Warrant Certificate so countersigned has been duly issued hereunder.

                  (d) In case any officer of the Company who shall have signed any Debt Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Debt Warrant Certificate so signed shall have been countersigned and delivered by the Debt Warrant Agent, such Debt Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Debt Warrant Certificate has not ceased to be such officer of the Company; and any Debt Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Debt Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

         1.3 ISSUANCE AND DELIVERY OF DEBT WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Debt Warrant Certificates executed by the Company to the Debt Warrant Agent for countersignature. Except as provided in the following sentence, the Debt Warrant Agent shall thereupon countersign and deliver such Debt Warrant Certificates to or upon the written request of the Company.

         Subsequent to the original issuance of a Debt Warrant Certificate evidencing Debt Warrants, the Debt Warrant Agent shall countersign a new Debt Warrant Certificate evidencing such Debt Warrants only if such Debt Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Debt Warrant Certificates evidencing such Debt Warrants or in connection with their transfer, as hereinafter provided.

         1.4 TEMPORARY DEBT WARRANT CERTIFICATES. Pending the preparation of definitive Debt Warrant Certificates, the Company may execute, and upon the order of the Company the Debt Warrant Agent shall countersign and deliver, temporary Debt Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Debt Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Debt Warrant Certificates may determine, as evidenced by such officer's execution of such Debt Warrant Certificates.

         If temporary Debt Warrant Certificates are issued, the Company will cause definitive Debt Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Debt Warrant Certificates, the temporary Debt Warrant Certificates shall be exchangeable for definitive Debt Warrant Certificates shall be exchangeable for definitive Debt Warrant Certificates or upon surrender of the temporary Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent [or ______], without charge to the Holder, as defined in Section 1.6 hereof. Upon surrender for cancellation of any one or more temporary

Debt Warrant Certificates, the Company shall execute, and the Debt Warrant Agent shall countersign and deliver in exchange therefor, definitive Debt Warrant Certificates representing the same aggregate number of Debt Warrants. Until such exchange, the temporary Debt Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Debt Warrant Certificates.

         1.5 PAYMENT OF TAXES. The Company will pay all stamp and other duties, if any, to which this Agreement or the original issuance of the Debt Warrants or Debt Warrant Certificates may be subject under the laws of the United States of America or any state or political subdivision thereof.

         1.6 "HOLDER". The term "Holder" or "Holders," as used herein with reference to a Debt Warrant Certificate, shall mean [if registered Debt Warrants -- the person or persons in whose name such Debt Warrant Certificate shall then be registered as set forth in the Debt Warrant Register to be maintained by the Debt Warrant Agent pursuant to Section 4.1 for that purpose [if bearer Debt Warrants - the bearer of such Debt Warrant Certificate] or, in the case of Debt Warrants that are issued with Offered Debt Securities and cannot then be transferred separately therefrom, [if registered Offered Debt Securities and Debt Warrants that are not then detachable - the person or persons in whose name the related Offered Debt Securities shall be registered as set forth in the security register to be maintained by the Trustee for such Offered Debt Securities pursuant to the Indenture] [if bearer Offered Debt Securities and Debt Warrants that are not then detachable - the bearer of the related Offered Debt Security], prior to the Detachable Date. [If registered Offered Debt Securities and Debt Warrants that are not then detachable - the Company will, or will cause the security registrar of any such Offered Debt Securities to, make available to the Debt Warrant Agent at all times (including on and after the Detachable Date, in the case of Debt Warrants originally issued with Offered Debt Securities and not subsequently transferred separately therefrom) such information as to holders of Offered Debt Securities with Debt Warrants as may be necessary to keep the Warrant Register up to date.]

                                   ARTICLE 2.

                     DURATION AND EXERCISE OF DEBT WARRANTS

         2.1 DURATION OF DEBT WARRANTS. Each Debt Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Debt Warrant Certificate evidencing such Debt Warrant. Each Debt Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Debt Warrant thereunder and under this Agreement shall cease.

         2.2 EXERCISE OF DEBT WARRANTS.

              (a) The Holder of a Debt Warrant shall have the right, at its option, to exercise such Debt Warrant and, subject to subsection (f) of this
Section 2.2, purchase the principal amount of Underlying Debt Securities provided for therein at the time or times or during the period or periods referred to in Section 2.1 and specified in the Debt Warrant Certificate evidencing such Debt Warrant. Except as may be provided in a Debt Warrant Certificate, a Debt Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Debt Warrant Certificate, by duly executing and delivering the same, together with payment in full of the Debt Warrant Price in lawful money of the [United States of America,] in cash or by certified or official bank check or by bank wire transfer, to the Debt Warrant Agent. Except as may be provided in a Debt Warrant Certificate, the date on which such Debt Warrant Certificate and payment are received by the Debt Warrant Agent as aforesaid shall be deemed to be the date on which the Debt Warrant is exercised and the Underlying Debt Securities issued.

                  (b) Upon the exercise of a Debt Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the Holder of such Debt Warrant, the Underlying Debt Securities to which such Holder is entitled, in the form required under such Indenture, registered, in the case of Underlying Debt Securities in registered form, in such name or names as may be directed by such Holder.

                  (c) If fewer than all of the Debt Warrants evidenced by a Debt Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Debt Warrant Agent shall countersign and deliver, a new Debt Warrant Certificate evidencing the number of Debt Warrants remaining unexercised.

                  (d) The Debt Warrant Agent shall deposit all funds received by it in payment of the Debt Warrant Price in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Debt Warrant Price for Debt Warrants is received of the amount so deposited in its account. The Debt Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

                  (e) The Debt Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Debt Warrants of each title exercised as provided herein, (ii) the instructions of each Holder with respect to delivery of the Underlying Debt Securities to which such Holder is entitled upon such exercise, (iii) the delivery of Debt Warrant Certificates evidencing the balance, if any, of the Debt Warrants remaining unexercised after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require. Such notice may be given by telephone, to be promptly confirmed in writing.

                  (f) The Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Underlying Debt Securities; and in the event that any such transfer is involved, the Company shall not be required to issue any Underlying Debt Securities (and the Holder's purchase of the Underlying Debt Securities upon the exercise of such Holder's Debt Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                                OF DEBT WARRANTS

         3.1 NO RIGHTS AS HOLDER OF UNDERLYING DEBT SECURITY CONFERRED BY DEBT WARRANTS OR DEBT WARRANT CERTIFICATES. No Debt Warrant or Debt Warrant Certificate shall entitle the Holder to any of the rights of a holder of Underlying Debt Securities, including, without limitation, the right to receive the payment of principal of (or premium, if any, on) or interest, if any, on Underlying Debt Securities or to enforce any of the covenants in the Indenture.

         3.2 LOST, STOLEN, DESTROYED OR MUTILATED DEBT WARRANT CERTIFICATES. Upon receipt by the Company and the Debt Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Debt Warrant Certificate and of indemnity (other than in connection with any mutilated Debt Warrant certificates surrendered to the Debt Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Debt Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Debt Warrant Certificate, a new Debt Warrant Certificate evidencing a like number of Debt Warrants of the same title. Upon the issuance of a new Debt Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Debt Warrant Agent) in connection therewith. Every substitute Debt Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Debt Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Debt Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Debt Warrant Certificates, duly executed and delivered hereunder, evidencing Debt Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Debt Warrant Certificates.

         3.3 HOLDER OF DEBT WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, a Holder, without the consent of the Debt Warrant Agent, the Trustee, the holder of any Underlying Debt Securities or the Holder of any other Debt Warrant, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, its right to exercise its Debt Warrant or Debt Warrants in the manner provided in this Agreement and its Debt Warrant Certificate.

                                   ARTICLE 4.

                     EXCHANGE AND TRANSFER OF DEBT WARRANTS

         4.1 [DEBT WARRANT REGISTER;] EXCHANGE AND TRANSFER OF DEBT WARRANTS. [If registered Debt Warrants - The Debt Warrant Agent shall maintain, at its corporate trust office [or at ________________], a register (the "Debt Warrant Register") in which, upon the issuance of Debt Warrants, or on and after the Detachable Date in the case of Debt Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Debt Warrant Agent may prescribe, it shall register Debt Warrant Certificates and exchanges and transfers thereof. The Debt Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.]

         Except as provided in the following sentence, upon surrender at the corporate trust office of the Debt Warrant Agent [or at __________________], Debt Warrant Certificates may be exchanged for one or more other Debt Warrant Certificates evidencing the same aggregate number of Debt Warrants of the same title, or may be transferred in whole or in part. A Debt Warrant Certificate evidencing Debt Warrants that are not then transferable separately from the Offered Debt Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Debt Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Security; and on or prior to the Detachable Date, [if registered Offered Debt Securities and Debt Warrants - each exchange or transfer of such Offered Debt Security on the security register of the Offered Debt Securities shall operate also to exchange or transfer the related Debt Warrants] [if bearer Offered Debt Securities and Debt Warrants - an exchange or transfer of possessions of the related Offered Debt Security shall operate also to exchange or transfer the related Debt Warrants]. [If registered Debt Warrants - A transfer shall be registered upon surrender of a Debt Warrant Certificate to the Debt Warrant Agent at is corporate trust office [or at ____________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Debt Warrant Agent.] Whenever a Debt Warrant Certificate is surrendered for exchange or transfer, the Debt Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Debt Warrant Certificates duly executed by the Company, as so requested. The Debt Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Debt Warrant Certificate evidencing a fraction of a Debt Warrant. All Debt Warrant Certificates issued upon any exchange or transfer of a Debt Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Debt Warrant Certificate surrendered for such exchange or transfer.

         No service charge shall be made for any exchange or transfer of Debt Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.2(f) hereof.

         4.2 TREATMENT OF HOLDERS OF DEBT WARRANTS. Every Holder of a Debt Warrant, by accepting the Debt Warrant Certificate evidencing the same, consents and agrees with the Company, the Debt Warrant Agent and with every other Holder of Debt Warrants of the same title that the Company and the Debt Warrant Agent may treat the Holder of a Debt Warrant Certificate (or, if the Debt Warrant Certificate is not then detachable, the Holder of the related Offered Debt Security) as the absolute owner of such Debt Warrant for all purposes and as the person entitled to exercise the rights represented by such Debt Warrant, any notice to the contrry notwithstanding.

         4.3 CANCELLATION OF DEBT WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Debt Warrants after the issuance thereof, the Debt Warrant Certificate or Certificates evidencing such Debt Warrants shall thereupon be delivered to the Debt Warrant Agent and be canceled by it. The Debt Warrant Agent shall also cancel any Debt Warrant Certificate (including any mutilated Debt Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange [or transfer] [if Debt Warrant Certificates are issued in bearer form --, except that Debt Warrant Certificates delivered to the Debt Warrant Agent in exchange for Debt Warrant Certificates of other denominations may be retained by the Debt Warrant Agent for reissue]. Debt Warrant Certificates so canceled shall be delivered by the Debt Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                   ARTICLE 5.

                        CONCERNING THE DEBT WARRANT AGENT

         5.1 DEBT WARRANT AGENT. The Company hereby appoints _______________ as Debt Warrant Agent of the Company in respect of the Debt Warrants and the Debt Warrant Certificates upon the terms and subject to the conditions set forth herein; and ______________ hereby accepts such appointment. The Debt Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in any Debt Warrant Certificate are subject to and governed by the terms and provisions hereof.

         5.2 CONDITIONS OF DEBT WARRANT AGENT'S OBLIGATIONS. The Debt Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

              (a) COMPENSATION AND INDEMNIFICATION. The Company agrees to promptly pay the Debt Warrant Agent the compensation to be set forth as an exhibit hereto and to reimburse the Debt Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Debt Warrant Agent in connection with the services rendered hereunder by the Debt Warrant Agent. The Company also agrees to indemnify the Debt Warrant Agent for, and to hold it harmless against, any loss, liability of expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence, bad faith or willful misconduct on the part of the Debt Warrant Agent arising out of or in connection with its appointment as Debt Warrant Agent hereunder.

              (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with any Debt Warrant Certificate, the Debt Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

              (c) COUNSEL. The Debt Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

              (d) DOCUMENTS. The Debt Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

              (e) OFFICER'S CERTIFICATE. Whenever in the performance of its duties hereunder the Debt Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Debt Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "Officer's Certificate") delivered by the Company to the Debt Warrant Agent.

              (f) ACTIONS THROUGH AGENTS. The Debt Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Debt Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

              (g) CERTAIN TRANSACTIONS. The Debt Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Debt Warrant, with the same rights that he, she or it would have if it were not the Debt Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of Underlying Debt Securities or other obligations of the Company as if it were not the Debt Warrant Agent. Nothing in this Agreement shall be deemed to prevent the Debt Warrant Agent from acting as Trustee under the Indenture.

              (h) NO LIABILITY FOR INTEREST. The Debt Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Debt Warrant Certificates, except as otherwise agreed with the Company.

              (i) NO LIABILITY FOR INVALIDITY. The Debt Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Debt Warrant Agent) or any Debt Warrant Certificate (except as to the countersignature thereof by the Debt Warrant Agent).

              (j) NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS. The Debt Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Debt Warrant Agent or action taken or to be taken by it) or in any Debt Warrant Certificate (except as to the Debt Warrant Agent's countersignature on such Debt Warrant Certificate), all of which recitals and representations are made solely by the Company.

              (k) NO IMPLIED OBLIGATIONS. The Debt Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Debt Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Debt Warrant Agent shall not be accountable or under any duty of responsibility for the use by the Company of any Debt Warrant Certificate countersigned by the Debt Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Debt Warrants. The Debt Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Debt Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.4 hereof, to make any demand upon the Company.

              (l) COMPLIANCE WITH APPLICABLE LAWS. The Debt Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Debt Warrant Agreement and in connection with the Debt Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Debt Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) and liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

         5.3.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

               (a) The Debt Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which such resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given, unless the Company agrees to accept a shorter notice. The Debt Warrant Agent may be removed at any time by the failure with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the two preceding sentences, such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor Debt Warrant Agent (which shall be a bank or trust Company organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Debt Warrant Agent a combined capital and surplus (as set forth in its most recent published report of condition) of at least $50,000,000 and the acceptance of such appointment by such successor Debt Warrant Agent.

               (b) In case at any time the Debt Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian for all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian for it or for all of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or if any public officer shall have taken charge or control of the Debt Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Debt Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Debt Warrant Agent. Upon the appointment as aforesaid of a successor Debt Warrant Agent and acceptance by the successor Debt Warrant Agent of such appointment, the Debt Warrant Agent so superseded shall cease to be Debt Warrant Agent hereunder.

               (c) Any successor Debt Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company and instrument accepting such appointment hereunder, and thereupon such successor Debt Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Debt Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Debt Warrant Agent shall be entitled to receive, [the Debt Warrant Register and] all monies, securities and other property on deposit with or held by such predecessor (together with any books and records relating thereto), as Debt Warrant Agent hereunder.

               (d) The Company shall cause notice of the appointment of any successor Debt Warrant Agent to be [if registered Debt Warrants - mailed by first-class mail, postage prepaid, to each Holder at its address appearing on the Debt Warrant Register or, in the case of Debt Warrants that are issued with Offered Debt Securities and cannot then be transferred separately therefrom, on the security register for the Offered Securities] [if bearer Debt Warrants - published in an Authorized Newspaper (as defined in the Indenture) in The City of New York [and in such other city or cities as may be specified by the Company] at least twice within any seven-day period]. Such notice shall set forth the name and address of the successor Debt Warrant Agent. Failure to give any notice provided for in this
Section 5.3(d), or any defect therein, shall not, however, effect the legality or validity of the appointment of the successor Debt Warrant Agent.

               (e) Any corporation into which the Debt Warrant Agent may be merged or converted, or any corporation with which the Debt Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Debt Warrant Agent shall be a party, or any corporation to which the Debt Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Debt Warrant Agent under this Agreement without the execution or filing of any paper, the giving of any notice to Holders or any further act on the part of the parties hereto, provided that such corporation be qualified as aforesaid.

         5.4 OFFICE. The Company will maintain an office or agency where Debt Warrant Certificates may be presented for exchange [, transfer] or exercise. The office initially designated for this purpose shall be the corporate trust office of the Debt Warrant Agent at _________________.

                                   ARTICLE 6.

                                  MISCELLANEOUS

         6.1 CONSOLIDATION OR MERGER OF THE COMPANY AND CONVEYANCE OR TRANSFER PERMITTED SUBJECT TO CERTAIN CONDITIONS. To the extent permitted in the Indenture, the Company may consolidate with or merge into another corporation or other entity, or convey or transfer all or substantially all of its properties and assets to any other corporation or other entity.

         6.2 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, conveyance or transfer and upon any assumption of the duties and obligations of the Company by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the Company shall be relieved of any further obligation under this Agreement and the Debt Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Underlying Debt Securities issuable pursuant to the terms hereof. All the Underlying Debt Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Underlying Debt Securities theretofore issued in accordance with the terms of this Agreement and the Indenture. In case of any such consolidation, merger, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Underlying Debt Securities thereafter to be issued as may be appropriate.

         6.3 SUPPLEMENTS AND AMENDMENTS.

               (a) The Company and the Debt Warrant Agent from time to time may supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters of questions arising hereunder that the Company and the Debt Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Debt Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interests of the Holders, the Company shall give notice thereof, as provided in Section 5.3(d) hereto, to the Holders affected thereby, setting forth, in general terms, the substance of such supplement or amendment.

               (b) The Company and the Debt Warrant Agent may modify or amend this Agreement and the Debt Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Debt Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that shortens the period of time during which the Debt Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Debt Warrants the consent of which is required for modification or amendment of this Agreement or the Debt Warrants, may be without the consent of each Holder affected thereby.

         6.4 NOTICES AND DEMANDS TO THE COMPANY AND DEBT WARRANT AGENT. If the Debt Warrant Agent shall receive any notice or demand addressed to the Company by a Holder pursuant to the provisions of this Agreement or a Debt Warrant Certificate (other than notices relating to the exchange [,transfer] or exercise of Debt Warrants), the Debt Warrant Agent shall promptly forward such notice or demand to the Company.

         6.5 ADDRESSES FOR NOTICES. Any communications from the Company to the Debt Warrant agent with respect to this Agreement shall be directed to _____________, Attention: ________________, and any communications from the Debt Warrant Agent to the Company with respect to this Agreement shall be directed to The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Treasurer, with a copy to the Secretary (or such other address as shall be specified in writing by the Debt Warrant Agent or by the Company).

         6.6 GOVERNING LAW. This Agreement and the Debt Warrants shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         6.7 DELIVERY OF PROSPECTUS. The Company will furnish to the Debt Warrant Agent sufficient copies of a prospectus or prospectuses relating to the Underlying Debt Securities deliverable upon exercise of any outstanding Debt Warrants (each a "Prospectus"), and the Debt Warrant Agent agrees to deliver to the Holder of a Debt Warrant, prior to or concurrently with the Deliver of the Underlying Debt Securities issued upon the exercise thereof, a copy of the Prospectus relating to such Underlying Debt Securities.

         6.8 GOVERNMENTAL APPROVALS. The Company will take such action as may be necessary to obtain any keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make all filings under federal and state securities laws (including, without limitations, the maintenance of the effectiveness of a registration statement in respect of the Underlying Debt Securities under the Securities Act of 1933), as may be or become requisite in connection with the issuance, sale, transfer and deliver of Debt Warrants and Debt Warrant Certificates, the exercise of Debt Warrants and the issuance, sale and delivery of Underlying Debt Securities issued upon exercise of Debt Warrants.

         6.9 PERSONS HAVING RIGHTS UNDER DEBT WARRANT AGREEMENT. Nothing in this Agreement, expressed or implied, and nothing that may be inferred from any of the provisions hereof, is intended or shall be construed to confer upon or give to any person or corporation other than the Company, the Debt Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements herein shall be for the sole and exclusive benefit of the Company, the Debt Warrant Agent and their respective successors and the Holders.

         6.10 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         6.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed and delivered by each party hereto, all such counterparts taken together shall constitute one and the same agreement.

         6.12 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during business hours at the office of the Debt Warrant Agent for inspection by any Holder. The Debt Warrant Agent may require such Holder to submit its Debt Warrant Certificate for inspection prior to making such copy available.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                       THE GOODYEAR TIRE & RUBBER COMPANY

                                       By
                                         --------------------------------------

                                       ----------------------------------------
                                       [Printed Name and Title]
Attest:

Name:
     -------------------------

Title:
      ------------------------

                                       -----------------------------------------
                                       [Name of Debt Warrant Agent]

                                       By
                                         ---------------------------------------
                                         [Printed Name and Title]
Attest:

Name:
     -------------------------

Title:
      ------------------------

                                                                       EXHIBIT A


                       (Form of Debt Warrant Certificate)

                       VALID ONLY IF COUNTERSIGNED BY THE

                      DEBT WARRANT AGENT AS PROVIDED HEREIN

NO. W-___

                      DEBT WARRANT CERTIFICATE REPRESENTING
                                [ ]DEBT WARRANTS

                                       OF

                       THE GOODYEAR TIRE & RUBBER COMPANY
                               AS DESCRIBED HEREIN

                    VOID AFTER 5:00 P.M. (NEW YORK CITY TIME)
                   ON ______________, 20__ UNLES SUCH DATE IS
                           ACCELERATED BY THE COMPANY
                               AS PROVIDED HEREIN

         This certifies that (name of registered holder) is the owner of the above indicted number of Debt Warrants ("Debt Warrants"), of The Goodyear Tire & Rubber Company (the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, on the following basis: each Debt Warrant evidenced hereby entitles the holder hereof to purchase from the Company [one] [insert principal amount and title of Debt Securities that may be purchased] (each a "Debt Security", collectively "Debt Securities"), exercisable as hereinafter provided. The registered owner may exercise all or any part of the Debt Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America by certified check or bank wire transfer in immediately available funds, the exercise price (the "Exercise Price") of [$______] [ ] for each Debt Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Debt Warrant Certificate, with the form of election to purchase on the back hereof properly completed and duly executed, at the principal corporate trust office of [_______________] or its successor as Warrant Agent (the "Warrant Agent") (on the date hereof at the address specified on the reverse hereof), and upon compliance with and subject to the conditions set forth herein and in the Debt Warrant Agreement (as hereinafter defined).

         This Debt Warrant Certificate may be exercised, in whole or in part, to purchase the [Debt Security] [Debt Securities]. Upon any partial exercise of this Debt Warrant Certificate there shall be issued to the holder hereof a new Debt Warrant Certificate with respect to the number of Debt Warrants as to which this Debt Warrant Certificate was not exercised.

         This Debt Warrant Certificate is issued under and in accordance with the Debt Warrant Agreement dated as of [____________, 20___] (the "Debt Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Debt Warrant Agreement, to all of which terms and provisions the holder of this Debt Warrant Certificate consents by acceptance hereof. Copies of the Debt Warrant Agreement are on file at the above mentioned office of the Warrant Agent. The Debt Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Debt Warrants.

         No Debt Warrant may be exercised after the close of business on (i) ___________, 20__ or (ii) [ ] (such date of expiration, or such earlier date, is hereafter referred to as the "Expiration Date"). After 5:00 p.m. (New York City
time) on the Expiration Date, the Debt Warrants will become in all respects wholly void and of no value.

         The Exercise Price is subject to adjustment as set forth below:

                    [insert applicable adjustment provisions]




         In the event of an adjustment in Exercise Price, the Company shall mail a notice to each registered holder of Debt Warrant Certificates of the adjustment in Exercise Price.

                 [insert any applicable conditions to exercise]




         The Company, the Warrant Agent and any other person may deem and treat the registered holder hereof as the absolute owner of this Debt Warrant Certificate (notwithstanding any notation of ownership or other writing hereon), for the purpose of the exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

         After countersignature by the Warrant Agent and prior to the expiration of this Debt Warrant Certificate, this Debt Warrant Certificate may be transferred or exchanged at the principal corporate trust office of the Warrant Agent for Debt Warrant Certificates representing in the aggregate a like number of Debt Warrants.

         This Debt Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Debt Securit(y)(ies), including, without limitation, the right to: (i) receive interest or other payments in respect of the Debt Securit(y)(ies), (ii) exercise any conversion or exchange right or other right or privilege in respect of the Debt Securit(y)(ies), or (iii) enforce any rights of a holder of the Debt Securit(y)(ies), that may be acquired upon the exercise of this Debt Warrant

Certificate. This Debt Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         Dated as of ____________, 20__


                                            THE GOODYEAR TIRE & RUBBER COMPANY

                                            By:
                                               -------------------------------

                                            Title:
                                                  ----------------------------

(Corporate Seal)

Attest:

------------------------------------

Title:
      ------------------------------

Countersigned:
         As Warrant Agent

By:
   ---------------------------------
      Authorized Signature

                  (Instructions for Exercise of Debt Warrants)

         To exercise the Debt Warrants represented hereby, the Debt Warrant holder shall pay in full, by certified check or by bank wire transfer in immediately available funds, the Exercise Price for the Debt Warrants exercised to the Warrant Agent with instructions specifying the name and address of the Debt Warrant holder. In addition, the Debt Warrant holder should complete the information required below and mail this Debt Warrant Certificate by registered mail or deliver this Debt Warrant Certificate by hand to the Debt Warrant Agent at the address set forth below. This Debt Warrant Certificate, properly completed and duly executed, must be received by the Warrant Agent before any Debt Securit(y)(ies) subject hereto will be issued.

                         (Form of Election to Purchase)

                 (To be executed upon exercise of Debt Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by the within Debt Warrant Certificate, to purchase _____ [insert principal amount [$ ] of [insert title of the Debt Security] (the "Debt Securities") of The Goodyear Tire & Rubber Company and represents that the undersigned has tendered payment for the Debt Securities by certified check or by bank wire transfer in immediately available funds to the Debt Warrant Agent in the amount of $________ in accordance with the terms hereof. The undersigned requests that the certificates representing the Debt Securities be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If said principal amount of Debt Securities is less than the aggregate principal amount of Debt Securities purchasable hereunder, the undersigned requests that a new Debt Warrant Certificate representing Debt Warrants for the right to purchase the remaining balance of the Shares evidenced hereby be registered, issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:

                                           Name:
                                                -------------------------------------------

                                           Address:
--------------------------------------             ----------------------------------------
(Insert Social Security or Taxpayer
         Identification Number)
                                           ------------------------------------------------

                                           Signature
                                                    ---------------------------------------
                                                    (Must conform exactly to
                                                    Name of registered owner of the Debt
                                                    Warrant Certificate)

This Debt Warrant may be exercised at the following address:

         By hand at
                    ------------------------------------------------------------

         By mail to
                   -------------------------------------------------------------

         Attention:
                   ----------------------------------------------------

              Instructions as to form and delivery of Shares and/or
          Debt Warrant Certificates (if other than as indicated above) [Alternative instructions if Debt Securities are issued in the form of a global security]

                              (Form of Assignment)

                    (To be executed by the registered holder
                       in order to transfer Debt Warrants)

         For Value Received, the undersigned hereby sells, assigns and transfers unto


------------------------------
(Please insert Social Security
or Taxpayer Identification
Number of Assignee)



--------------------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)



         Debt Warrants represented by this Debt Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, Attorney-in-Fact, to transfer such Debt Warrants on the books of The Goodyear Tire & Rubber Company, with full power and substitution in the premises.

                              Name:
                                   ----------------------------------------
                                                (Please Print)

                              Address
                                     --------------------------------------

                              Signature
                                       ------------------------------------
                                                (Must conform exactly
                                                to name of registered
                                                        owner)

                                                (signature guarantee)